Exhibit 3.02


                                     BYLAWS
                                       OF
                          NORTHERN STATES POWER COMPANY
                            (A MINNESOTA CORPORATION)

  (AS AMENDED AT A REGULAR MEETING OF THE BOARD OF DIRECTORS HELD ON MARCH 26,
        1997 AND RATIFIED BY THE COMPANY'S SHAREHOLDERS ON JUNE 25, 1997)


                                   ARTICLE 1.

                   NAME, REGISTERED OFFICE, AND CORPORATE SEAL

         Section 1. The name of the Company is NORTHERN STATES POWER COMPANY.

         Section 2. The location and post office address of its registered office and principal place of business is 414 Nicollet Mall, Minneapolis, Hennepin County, Minnesota.

         Section 3. The Company may establish and maintain an office or offices at such other places within or without the State of Minnesota as the Board of Directors may from time to time determine.

         Section 4. The corporate seal of the Company shall have inscribed thereon the name of the Company and the words "Corporate Seal, Minnesota". In lieu of causing the corporate seal to be impressed upon any bond, debenture, note, contract, or other instrument required or authorized to bear the corporate seal of the Company, the Board of Directors may authorize a facsimile of said seal to be engraved or printed thereon, and such facsimile, when so engraved or printed, shall be and constitute the

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corporate seal of the Company for such purpose.


                                   ARTICLE 2.

                               BOARD OF DIRECTORS

         Section 1. The business and property of the Company shall be managed and controlled by a Board composed of seven (7) directors, which may be increased to such greater number, not exceeding fifteen (15), as may be determined by the Board of Directors or by shareholders in accordance with the provisions of this Article. The number of directors shall be determined by the Board of Directors, and if the Board fails to make such determination, then the number may be determined by the shareholders at any annual or special meeting of shareholders.

         Section 2. A director shall hold office until the next annual meeting of the shareholders and until his successor is elected and qualifies. At the annual meeting of shareholders in 1974, the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. Directors in Class I shall be elected to hold office until the next succeeding annual meeting; directors in Class II shall be elected to hold office until the second succeeding annual meeting; and directors in Class III shall be elected to hold office until the third succeeding annual meeting, and, in each of the foregoing cases, until their respective successors are duly elected and qualify. At each subsequent annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected by the shareholders to hold office until the third succeeding annual meeting, and until their respective successors are duly elected and qualify. If, at

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any meeting of shareholders, commencing with the annual meeting of shareholders in 1974, due to the initiation of the classified method of electing directors or due to a vacancy or vacancies on the Board of Directors, or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and voted for in a separate election.

         Section 3. During the intervals between annual meetings the number of directors may be increased, and may be decreased by the number of vacancies then existing, by the Board of Directors, within the limitations of Section 1 of this Article, and in case of any such increase the Board may fill the vacancies so created but in such event there shall be no classification of the additional directors until the next annual meeting of the shareholders. No decrease in the Board shall shorten the term of any incumbent director.

         Section 4. Vacancies in the Board of Directors may be filled by the remaining members of the Board though less than a quorum. Each person so elected to fill a vacancy shall remain a director for the unexpired term in respect of which such vacancy occurred and until his successor is elected and qualifies.

         Section 5. In addition to the powers and authority expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Company, but subject, nevertheless, to the provisions of statute, the Articles of Incorporation, and these Bylaws.

         Section 6. Without limiting the general powers conferred by Section 5 of this Article, and other powers conferred by statute, by the Articles of Incorporation, and

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by these Bylaws, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

         (a) To purchase or otherwise acquire for the Company any property, rights, or privileges which the Company is authorized to acquire, for such consideration and on such terms and conditions as it deems proper.

         (b) At its discretion to pay for any property or rights acquired by the Company either wholly or partly in money or in stock, bonds, debentures, or other securities or property of the Company.

         (c) To appoint any person or persons to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, and to do and execute all such things as may be requisite in relation to any such trust.

         (d) To in any manner aid, facilitate, and assist, in behalf of the Company, in the construction, extension, improvement, equipment, maintenance, and operation of any electric light plant or distribution system, electric transmission or distribution lines, steam plant for heating and power or distribution system, natural, manufactured, mixed, or liquid petroleum gas plant or distribution system, gas or oil pipe lines, barge lines, coal mines, water power or water plants, or telephone systems, and all property and things appurtenant to or used in connection therewith, and for that purpose to use the cash or capital stock or other securities or obligations of the Company to buy, refund, guarantee, or otherwise secure the indebtedness against any such properties and guarantee the bonds, debentures, indebtedness, dividends, contracts, or other obligations of firms or other corporations.

         (e) To authorize one or more officers, on behalf of the Company, to borrow money, make and issue notes, bonds, and other evidences or indebtedness,

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execute mortgages, deeds of trust, trust agreements, and instruments of pledge or hypothecation, and do all other acts necessary to effectuate the same.

         (f) To designate the persons authorized, on the Company's behalf, to make and sign notes, receipts, acceptances, endorsements, drafts, checks, or other orders for the payment of money, releases, contracts, and other instruments, and, when appropriate, to make provision for the use of facsimile signatures thereon.

         (g) To designate the persons authorized, on the Company's behalf, to vote upon or to assign and transfer any shares of stock, bonds, or Zother securities of other corporations held by the Company.

         Section 7. Meetings of the Board of Directors shall be held at the registered office of the Company, but the chairman of the Board, the President, or a majority of the Board may from time to time designate some other place within or without the State of Minnesota for the holding of any such meeting or meetings.

         Section 8. Regular meetings of the Board of Directors may be held, without notice, at such times as shall be determined from time to time by resolution of the Board.

         Section 9. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, by the President, or by a majority of the Board.

         Section 10. The Secretary shall give notice of a special meeting of the Board of Directors to each director, either by mail or by telegraph, at least two days before said meeting. Any director may in writing, either before or after the meeting, waive notice thereof; and, without notice, any director by his attendance at any meeting shall be deemed to have waived notice.

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         Section 11. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         Section 12. At the first regular meeting following the annual meeting of the shareholders, the Board of Directors shall elect the officers of the Company, who shall hold office for one year and until their successors are elected. Any office not filled at such meeting may be filled at any subsequent meeting of the Board.

         Section 13. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws. At any meeting at which there is less than a quorum present, the director or directors present shall have power by a majority vote to adjourn the meeting from time to time without notice other than announcement at the meeting. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted by a quorum of the directors at the meeting as originally convened.

         Section 14. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if done in writing signed by all of the directors.

         Section 15. Inasmuch as the directors of the Company are men of large and diversified business interests and are likely to be connected with other corporations with which this Company may have business dealings from time to time, no contract or other transaction between this Company and any other corporation shall be affected by the fact that directors of this Company are interested in, or are directors or officers of,

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such other corporation, and any director individually may be a party to or may be interested in any contract or transaction of this Company, provided that any such contract or transaction referred to in this section shall be approved or be ratified by the affirmative vote of a majority of the members of the Board not so interested.

         Section 16. The Board of Directors may provide for the payment to each director of a fixed annual fee, a fixed fee for attendance at each meeting of the Board or of any committee thereof, or a combination of the foregoing fees, and the expenses of each director for attendance at each meeting of the Board or of any committee thereof; provided, however, that no part of any such fee shall be paid to any director during any year when there is in effect a prior written request from such director that all or a portion of said fees not be paid to him. Nothing herein shall be construed to preclude any director from serving the Company in any other capacity as an officer or otherwise and receiving compensation therefor.


                                   ARTICLE 3.

                                    OFFICERS

         Section 1. (a) The officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents any of whom may have such additional designation as the Board of Directors may provide, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such other officers as may from time to time be elected or appointed by the Board of Directors. The filling of the office of Chairman of the Board shall be discretionary with the Board of Directors. Any two of the offices, except those of President and Vice President, may be held by the same person.

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         (b) At its discretion, the Board of Directors at any time, be resolution, may recognize the outstanding services of an individual to the Company by conferring upon him the honorary title of "Honorary Chairman of the Board", such title to be held for such limited period of time, or for life, as may be determined by the Board. Except when used in Article 4 of these Bylaws, the words "director", "directors", "Board of Directors", "members of the Board", "Board", "officer", and "officers", wherever used in the Articles of Incorporation or in these Bylaws, shall not be construed to mean or to include the Honorary Chairman of the Board.

         (c) At its discretion, the Board of Directors at any time, by resolution, may recognize the outstanding services of an individual who has served as Chairman of the Board of the Company by conferring upon him the honorary title of "Chairman Emeritus", such title to be held for such limited period of time, or for life, as may be determined by the Board. The action of the Board of Directors in conferring the honorary title of "Chairman Emeritus" upon such individual shall not constitute such individual an officer of the Company and shall not otherwise affect the status of such individual as a member of the Board.

         (d) The Board of Directors shall designate the Chief Executive Officer of the Company who shall have general active management of the business of the Company.

         Section 2. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors, shall be ex officio member of all standing committees and shall have such other powers and perform such other duties as may be prescribed by the Board.

         Section 3. The President, in the absence of the Chairman of the Board,

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shall preside at all meetings of the shareholders and the Board of Directors and shall be an ex officio member of all standing committees. The President shall have general supervision and direction of the affairs of the Company and shall have all the powers and duties appurtenant to the office of President of a corporation. The President shall report to the Board all matters within his or her knowledge which the interests of the Company may require to be brought to their notice; shall make such other reports to the shareholders and the Board as may be required; and shall perform all such duties as are properly required by the Board.

         Section 4. The Vice Presidents shall be vested with all the powers and shall perform all the duties of the President in the order designated by the President in case of his absence and in the order designated by the President or by the Board of Directors in case of his disability, and shall have such other powers and perform such other duties as may be prescribed by the President or by the Board.

         Section 5. The Secretary shall give, or cause to be given, all notices required by statute, by the Articles of Incorporation, or by these Bylaws. He shall act as secretary of all the meetings of the shareholders and of the Board of Directors and shall record the proceedings of all such meetings in the book or books kept for that purpose. Unless otherwise prescribed by the Chief Executive Officer of the Company, he shall keep, or cause to be kept, a record of all certificates of stock issued and all transfers thereof, which shall show the names and addresses of the holders of such certificates and dates of issuance and transfer, and shall perform such other duties as may be prescribed by the Chief Executive Officer or by the Board.

         Section 6. The Assistant Secretaries shall be vested with all the powers

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and shall perform all the duties of the Secretary in the absence or disability of the latter, and shall perform such other duties as may be prescribed by the President or by the Board of Directors.

         Section 7. (a) The Controller, unless otherwise provided by the Board of Directors, shall be the principal accounting officer of the Company. He shall have executive direction of all accounting functions, and shall keep, or cause to be kept, appropriate and complete books of account, and shall render to the President and to the Board of Directors such reports as may be required from time to time. He shall have such other powers and duties as are commonly incidental to the office of controller and as may be prescribed for him by the Board of Directors or the President.

         (b) The Treasurer shall have the care and custody of the Company's funds, securities, evidences of indebtedness, and other valuable financial documents and shall deposit, or cause to be deposited, all moneys and other valuable effects in the name of and to the credit of the Company in such depositories as shall be designated by the Board of Directors. He shall have the power to endorse for deposit all checks, notes, and drafts payable to the Company. He shall disburse the funds of the Company when authorized by proper vouchers for such disbursements. He shall have such other powers and duties as are commonly incidental to the officer of Treasurer and as may be prescribed for him by the Board of Directors, the President, or such other officer as may be directed by the President.

         Section 8. The Assistant Treasurers shall be vested with all the powers and shall perform all the duties of the Treasurer in the absence or disability of the latter, and shall perform such other duties as may be prescribed by the President or by the Board of Directors.

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         Section 9. In case of the absence or disability of any officer of the
Company, or for any other reason deemed sufficient by it, the Board of Directors may delegate the powers and duties of such officer to any other officer or to any director for the time being.

         Section 10. A bond in such sum, in such form, and with such security, surety or sureties, as may be satisfactory to the Board of Directors, may be required by the Board from the Treasurer, and such other officers, employees, and agents of the Company as the Board may specify, conditioned on the faithful performance of the duties of their office, and for the restoration to the Company, when demanded, of all books, papers, vouchers, money, securities, and property of whatever kind in their possession belonging to the Company. All premiums on such bonds shall be paid by the Company.

         Section 11. The salaries of all officers shall be fixed by the Board of Directors.

         Section 12. The officers shall hold office for one year and until their successors are elected and qualify. Any officer may be removed by the Board of Directors with or without cause.

         Section 13. A vacancy in any office may be filled by the Board of Directors for the unexpired term in respect of which the vacancy occurred.


                                   ARTICLE 4.

                          INDEMNIFICATION OF DIRECTORS,

                         OFFICERS, EMPLOYEES, AND AGENTS

         Section 1. The Company shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity

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of the person acting for the Company or acting in an official capacity with another entity at the direction or request of the Company, according to the terms and under the procedures provided in Minnesota Statutes Sec. 302A.521.

         Section 2. The indemnification provided by this Article shall inure to the benefit of the heirs, executors, administrators and personal representatives of any person acting in an official capacity for the Company.

         Section 3. The Company may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Company would be required by law to indemnify the person against the liability.


                                   ARTICLE 5.

                              ISSUANCE AND TRANSFER

                            OF CERTIFICATES OF SHARES

         Section 1. Every certificate of shares shall be numbered and shall be entered on the books of the Company as it is issued. It shall be signed by the Chairman of the Board, President or a Vice President and by the Secretary or an Assistant Secretary and shall bear the corporate seal, but when a certificate is signed by a transfer agent or registrar the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed.

         Section 2. Transfers of shares shall be made on the books of the Company only by the person named in the certificate, or by his attorney lawfully constituted in writing, and upon surrender of such certificate.

         Section 3. In case of the loss, destruction, or theft of a certificate of shares, a new certificate may be issued in its place upon the submission of satisfactory

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proof of such loss, destruction, or theft and a bond of indemnity satisfactory to the Treasurer.

         Section 4. The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by statute.

         Section 5. The Board of Directors shall have authority to appoint one or more registrars or transfer agents for any or all classes of shares of the Company, to make such rules and regulations as it may deem expedient concerning the issuance, registration, and transfer of such shares, and to remove such registrars or transfer agents, or any of them, and appoint another or others in its or their stead. A certificate of shares of any class for which one or more registrars or transfer agents shall have been so appointed shall not be valid until countersigned by a registrar or a transfer agent, or both, as the case may be.


                                   ARTICLE 6.

                                  SHAREHOLDERS

                  Section 1. The annual and special meetings of shareholders shall be held at the registered office of the Company, but the Board of Directors may designate some other place within or without the State of Minnesota for the holding of any such meeting or meetings. Written notice of each meeting of shareholders, stating the time and place, and, in case of a special meeting, the purpose, shall be given by the Secretary to each shareholder entitled to vote at such meeting, not less than ten days prior to the

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date of such meeting.

         Section 2. The Chairman of the Board shall preside at all meetings of the shareholders, and in his absence or disability or at his request the President shall preside, and in the absence or disability of both said officers a Vice President shall preside.

         Section 3. The Board of Directors may, within the limitations of the statute, fix a record date for the determination of shareholders entitled to receive notice of and to vote at any meeting of shareholders, and a record date for the determination of shareholders entitled to receive payments of any dividend or distribution or allotment of rights or to exercise rights with respect to any change, conversion, or exchange of shares, and may close the books of the Company against the transfer of shares during the whole or any part of the period so fixed.

         Section 4. The annual meeting of shareholders shall be held on the date and time and at the location designated by the Board of Directors.

         Section 5. Special meetings of the shareholders may be called and held as provided by Minnesota Statutes.

         Section 6. The holders of a majority of the voting power of the shares issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws. In the absence of a quorum, any meeting may be adjourned from time to time. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

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         Section 7. At each meeting of shareholders every shareholder of record, or his legal representatives, at the date fixed by the Board of Directors for the determination of the persons entitled to vote at a meeting of shareholders, or, if no date has been so fixed, then at the close of the thirtieth day preceding the date of the meeting, shall be entitled at such meeting to one vote for each share standing in his name on the books of the Company and such additional votes for such share as may be provided for by the Articles of Incorporation. A shareholder may cast his vote in person or by proxy. The appointment of a proxy shall be in writing filed with the Secretary at or before the meeting. The vote for directors, and, upon the demand of any shareholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by a plurality vote.

         Section 8. In advance of any meeting of shareholders, the Chairman of the Board shall appoint three or more inspectors of election, who need not be shareholders, as to the matters to be submitted to a vote at any such meeting, or any adjournment thereof. The inspectors of election when so appointed shall take charge of all proxies and ballots and shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, and the existence of a quorum. They shall determine all questions relating to the qualifications of voters, the authenticity, validity, and effect of proxies, and the acceptance or rejection of votes, challenges, and questions arising in any way in connection with the right to vote and the counting and tabulation of such votes. They shall determine the number of votes cast for any office or for or against any proposal, and shall determine and report the results to the meeting. The inspectors shall take an oath that they will perform their duties

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impartially, in good faith, and to the best of their ability and as expeditiously as is practical. If, for any reason, an inspector previously appointed shall fail to attend or refuse or be unable to serve, the vacancy shall be filled by the Chairman of the Board in advance of convening the meeting, or at the meeting by the person acting as Chairman. Each report of the inspectors shall be in writing and signed by the inspectors. The report of a majority shall be the report of the inspectors.

         Section 9. (a) At any annual meeting or any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the meeting (i) by, or at the direction of, the Board of Directors, or (ii) by any shareholder of the Company who complies with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or (iii) by any shareholder of the Company who complies with the notice procedures set forth in this Section 9.

         (b) For a proposal to be properly brought before an annual or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than twenty (20) days nor more than ninety (90) days prior to the scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than thirty (30) days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

         (c) A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholder known by such shareholder to be supporting such proposal who is the record or beneficial owner (as such term is defined in Rule 13d-3 or 13d-5 under the Securities Exchange Act of 1934, as amended) of any equity security of the Company, (iii) the class and number of shares of the Company's equity securities which are beneficially owned (as defined above) and owned of record by the shareholder giving the notice on the date of such shareholder notice and by any other record or beneficial owners of the Company's equity securities known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial or other interest of the shareholder in such proposal.

         (d) The Chairman of the Board may reject any shareholder proposal not timely made in accordance with the terms of this Section 9. If the Chairman of the Board determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 9 in any material respect, the Secretary of the Company shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Chairman of the Board shall reasonably determine. If the deficiency is not cured

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within such period, or if the Chairman of the Board determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this
Section 9 in any material respect, then the Chairman of the Board may reject such shareholder's proposal. The Secretary of the Company shall notify a shareholder in writing whether such person's proposal has been made in accordance with the time and information requirements of this Section 9. Notwithstanding the procedures set forth in this paragraph, if the Chairman of the Board does not make a determination as to the validity of any shareholder proposal under Section 9(c), the chairman of the annual or special meeting of shareholders shall determine and declare at the meeting whether the shareholder proposal was made in accordance with the terms of Section 9. If the chairman of such meeting determines that a shareholder proposal was not made in accordance with the terms of this Section 9, he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

         (e) This provision shall not prevent the consideration and approval or disapproval at any meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.


                                   ARTICLE 7.

                                   FISCAL YEAR

         Section 1. The fiscal year of the Company shall begin on the first day of

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January and terminate on the last day of December in each year.


                                   ARTICLE 8.

                                 INTERPRETATION

         Section 1. In these Bylaws, unless there shall be something in the subject or context inconsistent therewith:

         (a) "Notice" means a notice in writing given by mail to any director, officer, or shareholder by depositing the same in the United States mail, with postage prepaid, and addressed to such director, officer, or shareholder at his address as the same appears on the books of the Company; and the time of mailing shall be deemed to be the time of the giving of the notice.

         (b) "Qualify" means filing with the Secretary a written acceptance, or entering upon the duties, of an office.

         (c) "Statute" means any applicable statute of the State of Minnesota.

         (d) The specification in these Bylaws of rights, powers, duties, and procedures shall not be deemed to exclude other applicable rights, powers, duties, and procedures provided for by statute or by the Articles of Incorporation which are not incorporated herein and which are not inconsistent with these Bylaws.

         (e) Words importing the singular number include the plural and vice versa. Words importing males include females, and words importing natural persons include corporations.


                                   ARTICLE 9.

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                                   AMENDMENTS

         Section 1. These Bylaws may be amended by the shareholders or by the Board of Directors as provided by the Articles of Incorporation.

                               * * * * * * * * * *